                                                                  EXHIBIT 3.2(A)

                                    BY-LAWS

                                      OF

                         ATHERTON CAPITAL INCORPORATED

                           (A DELAWARE CORPORATION)

                                    BY-LAWS

                                       OF

                         ATHERTON CAPITAL INCORPORATED


                               TABLE OF CONTENTS


                                                                            Page
ARTICLE I - OFFICES........................................................  1
  1.1  REGISTERED OFFICE...................................................  1
  1.2  OTHER OFFICES.......................................................  1

ARTICLE II - MEETINGS OF STOCKHOLDERS......................................  1
  2.1  ANNUAL MEETING......................................................  1
  2.2  SPECIAL MEETINGS....................................................  1
  2.3  PLACE OF MEETINGS...................................................  2
  2.4  NOTICE OF MEETINGS..................................................  2
  2.5  STOCKHOLDER LIST....................................................  2
  2.6  QUORUM..............................................................  2
  2.7  PROXIES.............................................................  2
  2.8  VOTING..............................................................  3
  2.9  VOTING OF CERTAIN SHARES............................................  3
  2.10  ACTION WITHOUT MEETING.............................................  3
  2.11  TREASURY STOCK.....................................................  3

ARTICLE III - DIRECTORS....................................................  4
  3.1  NUMBER AND ELECTION.................................................  4
  3.2  RESIGNATIONS AND VACANCIES..........................................  4
  3.3  REMOVAL.............................................................  4
  3.4  MANAGEMENT OF AFFAIRS OF CORPORATION................................  4
  3.5  DIVIDENDS AND RESERVES..............................................  5
  3.6  REGULAR MEETINGS....................................................  5
  3.7  SPECIAL MEETINGS....................................................  5
  3.8  NOTICE OF SPECIAL MEETINGS..........................................  5
  3.9  QUORUM..............................................................  5
  3.10  ACTION WITHOUT MEETING.............................................  6
  3.11  PRESIDING OFFICER..................................................  6
  3.12  EXECUTIVE COMMITTEE................................................  6
  3.14  OTHER COMMITTEES...................................................  6
  3.15  ALTERNATES.........................................................  6
  3.16  QUORUM AND MANNER OF ACTING - COMMITTEES...........................  6
  3.17  COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC.........................  7
  3.18  FEES AND COMPENSATION OF DIRECTORS.................................  7
  3.19  RELIANCE UPON RECORDS..............................................  7

  3.20  OTHER AGREEMENTS...................................................  7

ARTICLE IV - NOTICES.......................................................  8
  4.1  MANNER OF NOTICE....................................................  8
  4.2  WAIVER OF NOTICE....................................................  8

ARTICLE V - OFFICERS.......................................................  8
  5.1  OFFICERS............................................................  8
  5.2  ELECTION AND TERM OF OFFICE.........................................  8
  5.3  REMOVAL AND RESIGNATION.............................................  9
  5.4  VACANCIES...........................................................  9
  5.5  CHAIRMAN OF THE BOARD...............................................  9
  5.6  PRESIDENT...........................................................  9
  5.7  EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS,
        VICE PRESIDENTS....................................................  9
  5.8  SECRETARY...........................................................  9
  5.9  CHIEF FINANCIAL OFFICER............................................. 10
  5.10  OTHER OFFICERS AND EMPLOYEES....................................... 10
  5.11  SALARIES........................................................... 10

ARTICLE VI - EXECUTION OF INSTRUMENTS AND BORROWING........................ 10
  6.1  EXECUTION OF INSTRUMENTS............................................ 10
  6.2  BANKING ARRANGEMENTS................................................ 11

ARTICLE VII - CERTIFICATES OF STOCK AND THEIR TRANSFER..................... 11
  7.1  CERTIFICATES OF STOCK............................................... 11
  7.2  LOST, STOLEN OR DESTROYED CERTIFICATES.............................. 11
  7.3  TRANSFERS OF STOCK.................................................. 12
  7.4  RESTRICTIONS ON TRANSFER............................................ 12
  7.5  NO FRACTIONAL SHARE CERTIFICATES.................................... 12
  7.6  FIXING RECORD DATE.................................................. 12
  7.7  STOCKHOLDERS OF RECORD.............................................. 13

ARTICLE VIII - INDEMNIFICATION............................................. 13
  8.1  IN GENERAL.......................................................... 13

ARTICLE IX - AMENDMENTS.................................................... 13
  9.1  IN GENERAL.......................................................... 13

                                    BY-LAWS

                                      OF

                         ATHERTON CAPITAL INCORPORATED


                                   ARTICLE I

                                    OFFICES
                                    -------

     1.1  REGISTERED OFFICE
          -----------------

     The initial registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent is The Corporation Trust Company. The registered office and registered agent may be changed from time to time by resolution of the Board of Directors in the manner prescribed by law.

     1.2  OTHER OFFICES
          -------------

     The corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     2.1  ANNUAL MEETING
          --------------

     The annual meeting of the stockholders shall be held at such date, time and location in each year as determined by the Board of Directors for the purposes of electing directors and for the transaction of such other business as may come before the meeting.

     If the election of directors shall not be held on the day hereinbefore designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient.

     2.2  SPECIAL MEETINGS
          ----------------

     Except as otherwise prescribed by statute, special meetings of the stockholders for any purpose or purposes, may be called and the location thereof designated by the Chairman of the Board or the President or any Executive Vice President and shall be called and the location thereof designated by the Secretary at the request in writing of a majority of the Board of Directors or of stockholders owning capital stock of the corporation having not less than 20% of the total voting power. Such request shall state the purpose of the proposed meeting.

     2.3  PLACE OF MEETINGS
          -----------------

     Each meeting of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, and at such time as shall be determined pursuant to Sections 2.1 and
2.2 and stated in the notice of the meeting or in a duly executed waiver or notice thereof.

     2.4  NOTICE OF MEETINGS
          ------------------

     Written or printed notice stating the place and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

     When a meeting is adjourned to another time or place, no notice of the adjourned meeting other than an announcement at the meeting need be given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

     2.5  STOCKHOLDER LIST
          ----------------

     At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be prepared by the Secretary. Such list shall be open to examination of any stockholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, at the office of the corporation, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.

     2.6  QUORUM
          ------

     The holders of capital stock of the corporation having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.7  PROXIES
          -------

     At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the corporation before, or at the time of, the meeting.

     2.8  VOTING
          ------

     Unless the certificate of incorporation provides otherwise, at every meeting of stockholders, each stockholder shall be entitled to one (1) vote for each share of stock of the corporation entitled to vote thereat and registered in the name of such stockholder on the books of the corporation on the pertinent record date. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power which is present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of the statutes, the certificate of incorporation or these by-laws, a different vote is required, in which case such provision shall govern and control the decision of such question. If the certificate of incorporation provides for more or less than one (1) vote for any share on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     2.9  VOTING OF CERTAIN SHARES
          ------------------------

     Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

     2.10 ACTION WITHOUT MEETING
          ----------------------

     Unless otherwise restricted by the certificate of incorporation or these by-laws, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing. Such consent shall be filed with the minutes of proceedings of the stockholders and shall have the same force and effect as an action taken at a duly called meeting of the stockholders at which a quorum was present.

     2.11 TREASURY STOCK
          --------------

     Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of the corporation to vote shares of its own stock held by it in a fiduciary capacity.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     3.1  NUMBER AND ELECTION
          -------------------

     The number of directors which shall constitute the first Board of Directors shall be three (3). Thereafter the number of directors shall be established from time to time by resolution of the Board of Directors, subject to the right of the stockholders to increase or decrease the number of directors of the corporation.

     3.2  RESIGNATIONS AND VACANCIES
          --------------------------

     Any director may resign at any time by giving written notice to the Board of Directors or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

     3.3  REMOVAL
          -------

     Any director may be removed, with or without cause, at any meeting of the stockholders, by the affirmative vote of the holders of a majority of the stock of the corporation having voting power, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at such meeting.

     3.4  MANAGEMENT OF AFFAIRS OF CORPORATION
          ------------------------------------

     The property and business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by stockholders. In case the corporation shall transact any business or enter into any contract with a director, or with any firm of which one (1) or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, the officers of the corporation and directors in question shall be severally under the duty of disclosing all material facts as to their interest and as to the contract or transaction to the remaining directors promptly if and when such interested officers or such interested directors in question shall become advised of the circumstances. In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

     3.5  DIVIDENDS AND RESERVES
          ----------------------

     Dividends upon stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

     3.6  REGULAR MEETINGS
          ----------------

     An annual meeting of the Board of Directors shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     3.7  SPECIAL MEETINGS
          ----------------

     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or any Executive Vice President and shall be called by the Secretary at the request of any director, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.8 of these by-laws.

     3.8  NOTICE OF SPECIAL MEETINGS
          --------------------------

     Except as otherwise prescribed by statute, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least five (5) business days, if sent by mail, or not less than two (2) business days if sent by facsimile or given by telephone prior to the time of holding the meeting. Any director may waive notice of any meeting.

     3.9  QUORUM
          ------

     At each meeting of the Board of Directors, the presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Unless otherwise restricted by the certificate of incorporation, any member of the Board of Directors or of any committee designated by the Board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

     3.10  ACTION WITHOUT MEETING
           ----------------------

     Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

     3.11  PRESIDING OFFICER
           -----------------

     The presiding officer at any meeting of the Board of Directors shall be the Chairman of the Board or the President or, in their absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

     3.12  EXECUTIVE COMMITTEE
           -------------------

     The Board of Directors may, by resolution passed by a majority of the number of directors fixed by these by-laws, designate three (3) or more directors of the corporation to constitute an executive committee, which, to the extent provided in the resolution and by Delaware law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation.

     3.14  OTHER COMMITTEES
           ----------------

     The Board of Directors may, by resolution passed by a majority of the number of directors fixed by these by-laws, designate such other committees as it may from time to time determine. Each such committee shall consist of such number of directors, shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

     3.15  ALTERNATES
           ----------

     The Board of Directors may from time to time designate from among the directors alternates to serve on one (1) or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

     3.16  QUORUM AND MANNER OF ACTING - COMMITTEES
           ----------------------------------------

     The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action thereat.

     3.17  COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC.
           -------------------------------------------

     The chairman of each committee shall be selected from among the members of the committee by the Board of Directors.

     Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

     Each committee shall fix its own rules of procedure not inconsistent with these by-laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

     3.18  FEES AND COMPENSATION OF DIRECTORS
           ----------------------------------

     Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board. Members of the board shall be allowed their reasonable travelling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.19  RELIANCE UPON RECORDS
           ---------------------

     Every director of the corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.14 of these by-laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser or other expert selected with reasonable care by the Board of Directors or by such committee, or in relying on good faith upon other records of the corporation, including, without limiting the generality of the foregoing, records setting forth or relating to the value and amount of assets, liabilities and profits of the corporation or any other facts pertinent to the existence and amount of surplus or other funds which dividends might properly be declared or paid or with which stock of the corporation might lawfully be purchased or redeemed.

     3.20  OTHER AGREEMENTS
           ----------------

     The provisions of this Article III relating to directors of the corporation shall be subject to any stockholders' agreement, voting agreement or other agreement to which the corporation is a party and, to the extent permitted by law, any provisions of such other agreements that are inconsistent with these by-laws shall govern.

                                  ARTICLE IV

                                    NOTICES
                                    -------

     4.1  MANNER OF NOTICE
          ----------------

     Whenever under the provisions of the statutes, the certificate of incorporation or these by-laws notice is required to be given to any stockholder, director or member of any committee designated by the Board of Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the mails, air mail or first class, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission or sending by telecopy or fax) to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the mail (or sent by telecopy, fax or delivered to the telegraph company). Such requirement for notice shall be deemed satisfied, except in the case of stockholder meeting with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these by-laws.

     4.2  WAIVER OF NOTICE
          ----------------

     Whenever any notice is required to be given under the provisions of the statutes, the certificate of incorporation, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice unless so required by statute, the certificate of incorporation or these by-laws.


                                   ARTICLE V

                                   OFFICERS
                                   --------

     5.1  OFFICERS
          --------

     The officers of the corporation shall be a President, a Secretary, a Chief Financial Officer and such other officers as the Board of Directors shall from time to time determine. Any two (2) or more offices may be held by the same person. None of the officers need be a director, a stockholder of the corporation or a resident of the State of Delaware.

     5.2  ELECTION AND TERM OF OFFICE
          ---------------------------

     The officers of the corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the stockholders. If the election of officers shall not be held at such meeting of the board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter any may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided.

     5.3  REMOVAL AND RESIGNATION
          -----------------------

     Any officer may be removed, either with or without cause, by a majority of the directors then in office at any regular or special meeting of the board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     5.4  VACANCIES
          ---------

     A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

     5.5  CHAIRMAN OF THE BOARD
          ---------------------

     The Board of Directors may elect one (1) of the directors to be Chairman of the Board.

     5.6  PRESIDENT
          ---------

     The Board of Directors shall elect a President. The President may sign, with the Secretary or an Assistant Secretary or the Chief Financial Officer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors.

     5.7  EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, VICE PRESIDENTS
          ------------------------------------------------------------------

     The Board of Directors may elect as officers of the corporation one (1) or more Executive Vice Presidents, one (1) or more Senior Vice Presidents and one
(1) or more Vice Presidents, none of whom need be members of the Board of Directors. Reference in this by-law to the term "Vice President" shall include Executive Vice President, Senior Vice President and Vice President unless otherwise specified. Any Vice President may sign, with the Secretary or an Assistant Secretary, or the Chief Financial Officer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors.

     5.8  SECRETARY
          ---------

     The Board of Directors shall appoint a Secretary who shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors, in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) have charge of the corporate records; (d) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the Secretary by such stockholder, director or member; (e) sign with the President, or a Vice President, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors;
(f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors. The Secretary may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one (1) or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.

     5.9  CHIEF FINANCIAL OFFICER
          -----------------------

     The Board of Directors shall elect a Chief Financial Officer who shall be the chief financial officer of the corporation. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the corporation, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Chief Financial Officer's transactions as Chief Financial Officer and the financial condition of the corporation.

     5.10 OTHER OFFICERS AND EMPLOYEES
          ----------------------------

     The Board of Directors may appoint such other officers of the corporation as it deems appropriate.

     5.11 SALARIES
          --------

     No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.


                                  ARTICLE VI

                    EXECUTION OF INSTRUMENTS AND BORROWING
                    --------------------------------------

     6.1  EXECUTION OF INSTRUMENTS
          ------------------------

     (a) Unless otherwise specified herein or by the Board of Directors, instruments in writing may be signed for and on behalf of the corporation by any one (1) of the Chairman of the Board, the President, the Executive Vice President, the Secretary or the Chief Financial Officer, and all instruments in writing so signed shall be binding upon the corporation without any further authorization or formality. The Board of Directors shall have power by resolution, to appoint the person or persons by whom any instruments in writing generally or specifically may be signed for and on behalf of the corporation;

     (b) The signature of any person may be engraved, lithographed or otherwise mechanically reproduced upon such terms and conditions as the Board of Directors may prescribe and every such facsimile signature shall for all purposes be deemed to be the signature of the person whose signature it reproduces and shall be binding upon the corporation.

The term "instruments in writing" as used in this Article includes, without limitation, contracts, deeds, mortgages, hypothecs, charges, bonds, debentures, stock certificates or other securities, bills of exchange, conveyances, transfers, assignments, releases, receipts, discharges, proxies and powers of attorney.

     6.2  BANKING ARRANGEMENTS
          --------------------

     The banking business of the corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies, or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board of Directors. Such banking business or any part thereof shall be transacted under such agreements, instruments and delegations of powers as the Board of Directors may from time to time prescribe or authorize.


                                  ARTICLE VII

                   CERTIFICATES OF STOCK AND THEIR TRANSFER
                   ----------------------------------------

     7.1  CERTIFICATES OF STOCK
          ---------------------

     The certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Chief Financial Officer or the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate may nevertheless be delivered by the corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

     7.2  LOST, STOLEN OR DESTROYED CERTIFICATES
          --------------------------------------

     The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     7.3  TRANSFERS OF STOCK
          ------------------

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the corporation.

     7.4  RESTRICTIONS ON TRANSFER
          ------------------------

     Any stockholder may enter into an agreement with other stockholders or with the corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restrictions on the transfer of shares of the corporation may be set forth on certificates representing shares of capital stock or notice thereof may be otherwise given to the corporation or the transfer agent, in which case the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

     7.5  NO FRACTIONAL SHARE CERTIFICATES
          --------------------------------

     Certificates shall not be issued representing fractional shares of stock.

     7.6  FIXING RECORD DATE
          ------------------

     The Board of Directors may fix in advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     7.7  STOCKHOLDERS OF RECORD
          ----------------------

     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     8.1  IN GENERAL
          ----------

     Each person who at any time is or shall have been a director, officer, employee or agent of the corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by the corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of this by-law or as amended from time to time. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this by-law or as amended from time to time.


                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

     9.1  IN GENERAL
          ----------

     Any provision of these by-laws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular by-laws and, in such event, the directors' power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                SECRETARY'S CERTIFICATE OF ADOPTION OF BY-LAWS
                                      OF
                         ATHERTON CAPITAL INCORPORATED

     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of Atherton Capital Incorporated, a Delaware corporation (the "Company").

     2. That the foregoing By-laws constitute the By-laws of the Company as adopted by the directors of the Company by written consent on March 10, 1997.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 10th day of March, 1997.



                                                  /s/ Arthur P. Brazy, Jr.
                                              ---------------------------------
                                                     Arthur P. Brazy, Jr.
                                                           Secretary